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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-8 No. 333-176723) pertaining to the 2008 Long Term Incentive Compensation Plan,

  (2)
  Registration Statement (Form S-8 No. 333-157669) pertaining to the 2008 Long Term Incentive Compensation Plan,

  (3)
  Registration Statement (Form S-8 No. 333-108173) pertaining to the Penn National Gaming, Inc. 2003 Long Term Incentive Compensation Plan,

  (4)
  Registration Statement (Form S-3 No. 333-186366) of Penn National Gaming, Inc. and Subsidiaries,

  (5)
  Registration Statement (Form S-4 No. 333-196741) of Penn National Gaming, Inc. and Subsidiaries, and

  (6)
  Registration Statement (Form S-8 No. 333-198135) pertaining to the 2008 Long Term Incentive Compensation Plan;

of our report dated February 27, 2015 (except for Note 2, 13 and 23, as to which that date is March 7, 2016) with respect to the consolidated financial statements of Penn National Gaming, Inc. and Subsidiaries and our report dated February 27, 2015 (except for the effect of the material weaknesses described in the sixth paragraph of our report as to which the date is March 7, 2016) with respect to the effectiveness of internal control over financial reporting of Penn National Gaming, Inc. and Subsidiaries included in this Form 10-K/A of Penn Nationa Gaming, Inc. for the year ended December 31, 2014.

/s/ ERNST & YOUNG LLP
Philadelphia, Pennsylvania
March 7, 2016

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm